UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

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[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Material Under Rule 14a-12

AVIRAGEN THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

DIGIRAD CORPORATION

EAST HILL MANAGEMENT COMPANY, LLC

THOMAS M. CLAY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[_]       Fee paid previously with preliminary materials:

[_]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Digirad Corporation, East Hill Management Company, LLC and Thomas M. Clay, (together with certain other participants in the solicitation, collectively, the “Concerned Aviragen Shareholders Group” or the “CAS Group”), has filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes against the proposed merger between Aviragen Therapeutics, Inc., a Delaware corporation (the “Company”) and Vaxart, Inc., a Delaware corporation (“Vaxart”) at the special meeting of stockholders of the Company scheduled to be held on February 6, 2018 (the “Special Meeting”).

On January 23, 2018, the CAS Group issued an Investor Presentation, which is attached as Exhibit 1. The Investor Presentation was also posted to www.icommaterials.com/CAS.